UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2006, Cole AS Macon GA, LLC, a Delaware limited liability company ("AS Macon"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale as amended, (the "AS Macon Agreement") with Academy, Ltd. ("Academy"), which is not affiliated with the Company, its advisor or affiliates. Series C, LLC, which is an affiliate of the Company and of the Company’s advisor, was the original purchaser under the AS Macon Agreement and assigned its rights and obligations under the AS Macon Agreement to AS Macon prior to acquiring the property. Pursuant to the AS Macon Agreement, AS Macon agreed to purchase all of Academy’s interests in an approximately 74,532 square foot single-tenant freestanding building store on an approximately 7.3 acre site located in Macon, Georgia (the "AS Macon Property") for a gross purchase price of $5.6 million, exclusive of closing costs. The AS Macon Property was constructed in 2005.

In connection with the AS Macon Agreement, AS Macon paid $100,000 as an earnest money deposit (the "AS Macon Deposit"). On January 6, 2006, AS Macon acquired the AS Macon Property from Academy and the AS Macon Deposit was applied to the purchase price. The AS Macon Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On January 6, 2006, in connection with the acquisition of the AS Macon Property, AS Macon obtained an approximately $4.3 million loan from Wachovia Bank, National Association (the "Lender") by executing a promissory note (the "AS Macon Loan"). The AS Macon Loan, which is secured by the AS Macon Property, consists of an approximately $3.5 million fixed interest rate tranche (the "Fixed Rate Tranche") and a $802,000 variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.69% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2016 (the "AS Macon Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 6, 2006.

The AS Macon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the AS Macon Loan. Notwithstanding the prepayment limitations, AS Macon may sell the AS Macon Property to a buyer that assumes the AS Macon Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the AS Macon Property.

In the event the AS Macon Loan is not paid off on the AS Macon Maturity Date, the AS Macon Loan includes hyperamortization provisions. The AS Macon Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the AS Macon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AS Macon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the AS Macon Loan. Any remaining amount will be applied to the reduction of the principal balance of the AS Macon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.69% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 6, 2006, AS Macon acquired the AS Macon Property from Academy. The purchase price of the AS Macon Property was $5.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $4.3 million loan secured by the AS Macon Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $112,000 and its advisor a finance coordination fee of approximately $36,000. The area surrounding the AS Macon Property is shared by single-family residential developments, commercial developments and vacant land. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The AS Macon Property is 100% leased to Academy. The AS Macon Property is subject to a net lease, which commenced on January 6, 2006. Pursuant to the lease the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $408,804 or $5.48 per square foot, is fixed through the first five years of the initial lease term, with a 3% rental escalation beginning five years after the start of the initial lease term, and every five years thereafter for the remaining term of the lease, which expires January 31, 2026. Academy has four options to renew the lease, each for an additional five-year term beginning on February 1, 2026.

In evaluating the AS Macon Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the AS Macon Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AS Macon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AS Macon Property. The Company currently has no plans for any renovations, improvements or development of the AS Macon Property. The Company believes the AS Macon Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before March 23, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated January 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

January 11, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 11, 2006.